 Exhibit 99.(6)(d)

PGIM Investments LLC

655 Broad Street

Newark, New Jersey 07102

AST Investment Services, Inc.

One Corporate Drive

Shelton, Connecticut 06484

October 24, 2022

The Board of Trustees of Advanced Series Trust

655 Broad Street

Newark, New Jersey 07102

Re: Contractual Fee Waivers

PGIM Investments LLC and AST Investment Services, Inc. (collectively, the "Manager") hereby agree to cap expenses / reimburse certain expenses and/or waive a portion of their investment management fees as more particularly described and set forth for the Portfolios listed on Exhibit A hereto.

Very truly yours,

PGIM Investments LLC

By:	/s/ Timothy S. Cronin
Name:	Timothy S. Cronin
Title:	Senior Vice President

AST Investment Services, Inc.

By:	/s/ Timothy S. Cronin
Name:	Timothy S. Cronin
Title:	President

Exhibit A

AST Balanced Asset Allocation Portfolio: The Manager has contractually agreed to waive 0.02% of its investment management fee through June 30, 2024. In addition, the Manager has contractually agreed to waive 0.0004% of its investment management fee through June 30, 2024. The Manager has also contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the management and distribution fee received from other portfolios of the Trust due to the Portfolio's investment in any such portfolios. In addition, the Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio's investment management fee plus other expenses (exclusive, in all cases of, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.89% of the Portfolio's average daily net assets through June 30, 2024. Expenses waived/reimbursed by the Manager may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. These arrangements may not be terminated or modified without the prior approval of the Trust's Board of Trustees.

AST Capital Growth Asset Allocation Portfolio: The Manager has contractually agreed to waive 0.02% of its investment management fee through June 30, 2024. In addition, the Manager has contractually agreed to waive 0.0002% of its investment management fee through June 30, 2024. The Manager has also contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the management and distribution fee received from other portfolios of the Trust due to the Portfolio's investment in any such portfolios. In addition, the Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio's investment management fee plus other expenses (exclusive, in all cases of, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.89% of the Portfolio's average daily net assets through June 30, 2024. Expenses waived/reimbursed by the Manager may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. These arrangements may not be terminated or modified without the prior approval of the Trust's Board of Trustees.

AST T. Rowe Price Growth Opportunities Portfolio: The Manager has contractually agreed to waive 0.0091% of its management fee through June 30, 2024. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.

AST Wellington Management Hedged Equity Portfolio: The Manager has contractually agreed to waive 0.055% of its investment management fee through June 30, 2024. In addition, the Manager has contractually agreed to waive 0.0154% of its investment management fee through June 30, 2024. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.